Joint Filer Information

Title of Security:       Common Stock and 12.50% Convertible Guaranteed
                         Senior Notes due 2011

Issuer & Ticker Symbol:  Oscient Pharmaceuticals Corporation (OSCI)

Designated Filer:        DellaCamera Capital Management, LLC

Other Joint Filers:      DellaCamera Capital Master Fund, Ltd. ("Master Fund");
                         DellaCamera Capital Fund, Ltd. (the "Offshore Fund");
                         Ralph DellaCamera, Jr.;
                         Andrew Kurtz; and
                         Vincent Spinnato

Addresses:               The address of each of Messrs. DellaCamera, Kurtz and
                         Spinnato is 461 Fifth Avenue, 10th Floor, New York,
                         New York 10017.

                         The address of each of the Master Fund and Offshore Fund is is c/o Ogier Fiduciary Services (Cayman) Limited, Queensgate House, PO Box 1234,
                         Grand Cayman KY1-1108, Cayman Islands

Signatures:


Dated:  May 15, 2009

                         DELLACAMERA CAPITAL MASTER FUND, LTD.


                             By: /s/ Andrew Kurtz
                                 ------------------------------
                                     Andrew Kurtz, Director


                         DELLACAMERA CAPITAL FUND, LTD.


                             By: /s/ Andrew Kurtz
                                 ------------------------------
                                     Andrew Kurtz, Director


                         /s/ Ralph DellaCamera, Jr.
                         ----------------------------------
                             Ralph DellaCamera, Jr.


                         /s/ Andrew Kurtz
                         ------------------------------
                             Andrew Kurtz


                         /s/ Vincent Spinnato
                         ------------------------------
                             Vincent Spinnato